Exhibit No. 21
SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

Jurisdiction
Name of Subsidiary	of Incorporation

Garden Sun Insurance Services, Inc.	Hawaii
Greenberg Financial Insurance Services, Inc.	California
Insurance Confirmation Services, Inc.	Delaware
Lakeside Insurance Agency, Inc.	Ohio
Pacific Motor Club	California
PCIC Canada Holdings, Ltd.	Canada
3841189 Canada, Inc.	Canada
Progny Agency, Inc.	New York
Progressive Adjusting Company, Inc.	Ohio
Drive Insurance Holdings, Inc.	Delaware
Bayside Underwriters Insurance Agency, Inc.	Florida
Drive New Jersey Insurance Company	New Jersey
Drive Resource Services Company	Ohio
Progressive American Insurance Company	Florida
Progressive Bayside Insurance Company	Florida
Progressive Casualty Insurance Company	Ohio
PC Investment Company	Delaware
Progressive Gulf Insurance Company	Ohio
Progressive Specialty Insurance Company	Ohio
Progressive Classic Insurance Company	Wisconsin
Progressive DLP Corp.	Ohio
Progressive Hawaii Insurance Corp.	Ohio
Progressive Michigan Insurance Company	Michigan
Progressive Mountain Insurance Company	Ohio
Progressive Northeastern Insurance Company	New York
Progressive Northern Insurance Company	Wisconsin
Progressive Northwestern Insurance Company	Ohio
Progressive Preferred Insurance Company	Ohio
Progressive Security Insurance Company	Louisiana
Progressive Southeastern Insurance Company	Florida
Progressive West Insurance Company	Ohio
United Financial Insurance Agency, Inc.	Washington
Progressive BSA Holdings, Inc.	Ohio
Progressive Capital Management Corp.	New York
Progressive Commercial Holdings, Inc.	Delaware
Commercial Resource Services Company	Ohio
National Continental Insurance Company	New York
Progressive Consumers Insurance Company	Florida
Progressive Express Insurance Company	Florida
United Financial Casualty Company	Ohio
Progressive Corporate Support, Inc.	Ohio

Jurisdiction
Name of Subsidiary	of Incorporation

Progressive Direct Holdings Inc.	Delaware
Midland Financial Group, Inc.	Ohio
Progressive Home Insurance Company	Ohio
Midland Risk Services, Inc.	Tennessee
Mountain Laurel Assurance Company	Ohio
Progressive Auto Pro Insurance Agency, Inc.	Florida
Progressive Auto Pro Insurance Company	Florida
Progressive Choice Insurance Company	Ohio
Progressive Direct Resource Services Company	Ohio
Progressive Freedom Insurance Company	New Jersey
Progressive Garden State Insurance Company	New Jersey
Progressive Halcyon Insurance Company	Ohio
Progressive Marathon Insurance Company	Michigan
Progressive Max Insurance Company	Ohio
Progressive Paloverde Insurance Company	Arizona
Progressive Premier Insurance Company of Illinois	Ohio
Progressive Specialty Insurance Agency, Inc.	Ohio
Progressive Universal Insurance Company	Wisconsin
Progressive DirecTrac Service Corp.	Texas
Progressive Insurance Agency, Inc.	Ohio
Progressive Investment Company, Inc.	Delaware
RRM Holdings, Inc.	Delaware
Progressive Premium Budget, Inc.	Ohio
Progressive RSC, Inc.	Ohio
Progressive Vehicle Service Company	Ohio
Silver Key Insurance Agency, Inc.	Nevada
The Progressive Agency, Inc.	Virginia
Village Transport Corp.	Delaware
Wilson Mills Land Co.	Ohio
Each subsidiary is wholly owned by its parent.